SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2010 (January 27, 2010)

MangoSoft, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30781	87-0543565
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

108 Village Square, Suite 315
Sommers, New York   10589
(Address of Principal Executive Offices)

29 Riverside Street, Suite A, MS A-8
Nashua, New Hampshire  03062
 (Prior Address if Changed From Last Report)

(914) 669-5333
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers.

The Company appointed Dennis M. Goett as Chief Operating Officer and Chief Financial Officer of the Company as well as his election to the Board of Directors. Mr. Goett has served as Chief Financial Officer and Director of several technology services companies. He recommended and successfully managed the initial public offering of Claremont Technology Group in 1996. He previously served as Treasurer of an NYSE-listed financial services company and Assistant Treasurer for an AMEX-listed commercial finance company where he was responsible for banking and other financing initiatives. Mr. Goett also served as interim CEO, COO or CFO of a number of businesses in business consulting, manufacturing, environmental packaging, technology and consumer electronics. He also held a position as a commercial loan officer at a large New York based commercial banking institution. He is currently a member of the Advisory Board for Pace University’s Seidenberg School of Computer Sciences and Information Technology.

Item 7.01   Regulation FD Disclosure.

On January 27, 2010, the Company announced in a press release (MangoSoft Appoints New Executive and Director, Relocates Executive Offices) that the Company appointed Dennis M. Goett as Chief Operating Office and Chief Financial Officer of the Company and that the Company’s primary offices were relocated to Somers, New York. A copy of the press release is attached hereto as Exhibit 99.01.  The information in this Form 8-K being furnished under this Item 7.01 and Exhibit  99.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01   Other Events

On January 27, 2010, the Company announced the relocation of its primary offices to 108 Village Square, Suite 315, Somers, New York  10589.

Item 9.01   Financial Statements and Exhibits.

c.	Exhibits.

99.01	Press Release Dated January 27, 2010.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MangoSoft, Inc. (Registrant)

Dated: January 27, 2010	/s/ Dennis M. Goett
Dennis M. Goett/ COO